     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) AND AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144A PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER, MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                                            CUSIP No. 365438AB6

                           GARDEN STATE NEWSPAPERS, INC.

                 8-3/4% Senior Subordinated Note due 2009, Series A

No. _______                                                      $_____________

     GARDEN STATE NEWSPAPERS, INC., a Delaware corporation (the "Company"), for value received, promises to pay to ___________ or registered assigns, the principal sum of _________________ Dollars, on October 1, 2009.

                   Interest Payment Dates:  April 1 and October 1

                      Record Dates:  March 15 and September 15

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                             GARDEN STATE NEWSPAPERS, INC.


                                         By:
                                        Name:
                                        Title:


                                         By:
                                        Name:
                                        Title:


Trustee's Certificate of Authentication

     This is one of the 8-3/4% Senior Subordinated Notes due 2009, Series A, referred to in the within-mentioned Indenture.

Dated: February __, 1998

                                             THE BANK OF NEW YORK, as Trustee


                                               By:
                                                  Authorized Signatory

                                  (REVERSE OF NOTE)

                 8-3/4% Senior Subordinated Note due 2009, Series A


     1. INTEREST. GARDEN STATE NEWSPAPERS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of this Note. The Company will pay interest semi-annually in arrears on each April 1 and October 1 (each, an "Interest Payment Date") and at stated maturity, commencing on April 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods).

     2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     3. PAYING AGENT AND REGISTRAR. THE BANK OF NEW YORK (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or coRegistrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

     4. INDENTURE. The Company issued the Notes under an Indenture, dated as of October 1, 1997 (the "Indenture") between the Company and the Trustee. This
Note is one of a duly authorized issue of Notes of the Company designated as its 8-3/4% Senior Subordinated Notes due 2009, Series A (the "Initial Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $300,000,000, which may be issued under the Indenture. The Notes include the Initial Notes, the Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

     5. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

     6. (a) OPTIONAL REDEMPTION. The Notes will be redeemable at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2002 at the following redemption prices (expressed as a percentage of principal amount), if redeemed during the twelve-month period commencing on October 1 of each year set forth below, plus, in each case, accrued interest thereon to the date of redemption:


          Year                               Percentage
          ----                               ----------

          2002                               104.375%
          2003                               102.917%
          2004                               101.458%
          2005 and thereafter                100.000%


     (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to October 1, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem (the "Equity Proceeds Offer") up to 35% of the aggregate principal amount of Notes issued under the Indenture as original issue Notes at a redemption price of 108.75% of the aggregate principal amount of Notes to be redeemed, plus accrued and unpaid interest, to such redemption date; PROVIDED that at least $162,500,000 in aggregate principal amount of Notes remains outstanding immediately after any such redemption.

     As used in the preceding paragraph, "Equity Offering" means the issuance and sale of Qualified Capital Stock of the Company.

     7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such

Redemption Price, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive the payment of the Redemption Price.

     8. CHANGE OF CONTROL OFFER. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Holders of Notes which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

     9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     11. UNCLAIMED MONEY. If money for the payment of principal or interest or premium, if any, remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other Provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

     13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

     14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

     16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

     17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

     18. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     19. AUTHENTICATION. This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

     20. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

     21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     23. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for a 8-3/4% Senior Subordinated Note due 2009, Series B, of the Company (an "Unrestricted Note") which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holder shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     24. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: GARDEN STATE NEWSPAPERS, INC., 1560 Broadway, Suite 1450, Denver, Colorado 80202, Attention:
Chief Financial Officer.

                                 [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


----------------------------------


--------------------------------------------------------------------------------
                      (please print or type name and address)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

--------------------------------------------------------------------------------
attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:
       -------------------    -------------------------------------------------
                              NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) February ___, 2000 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                    (CHECK ONE]

(1)            to the Company or a Subsidiary thereof; or
     ----
(2)            pursuant to and in compliance with Rule 144A under the Securities
     ----      Act; or

(3)            to an institutional "accredited investor" (as defined in Rule 501
     ---- (a) (1), (2), (3) or (7) under the Securities Act, that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)            outside the United States to a "foreign purchaser" in compliance
     ----      with Rule 904 of Regulation S under the Securities Act; or

(5)            pursuant to the exemption from registration provided by Rule 144
     ----      under the Securities Act; or

(6)            pursuant to an effective registration statement under the   ----
     ----      Securities Act; or

(7)            pursuant to another available exemption from the registration
     ----      statement requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such
Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate"):

     / /  The transferee is an Affiliate of the Company.

     Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item (3), (4), (5) or
(7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Note, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     If none of the foregoing items is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                             Signed:
      ------------------------            ------------------------------------
                                   (Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
                     ---------------------------------------------------------

                    Participants in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------------------------     ---------------------------------------
                                        NOTICE: To be executed by an executive
                                        officer

Signature Guarantee:
                      ---------------------------------------------------------

                          OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

Section 4.16 [    ]       Section 4.17 [    ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount: $
         -------------------

Date:                         Your Signature:
      -------------------                    -------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Note)

Signature Guarantee:
                    --------------------------------------------------------

                    Participants in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)